Exhibit 10.3+

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

REAL ESTATE PURCHASE AGREEMENT

by and between

RCI - KING, INC.,

and

CLARKSONS CALIFORNIA PROPERTIES,

A CALIFORNIA LIMITED PARTNERSHIP,

dated as of

January 7, 2019

i

ii

LIST OF SCHEDULES

Schedule 1.1	Schedule of Real Estate
Schedule 1.3	Allocation of Purchase Price
Schedule 2	Schedule of Leases
Schedule 7	Form of Deed for Real Property
Schedule 9	FIRPTA Affidavit
iii

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

REAL ESTATE PURCHASE AGREEMENT

THIS REAL ESTATE PURCHASE AGREEMENT (this “Agreement”), dated as of January 7, 2019 (the “Effective Date”), is entered into by and among RCI - KING, INC. a Delaware corporation (“Buyer”), and CLARKSONS CALIFORNIA PROPERTIES, A CALIFORNIA LIMITED PARTNERSHIP (“Seller”), with reference to the following Recitals:

RECITALS

WHEREAS, CLARK PEST CONTROL OF STOCKTON, INC., a California corporation (the “Company”), JJT King, LLC, as the representative of the stockholders of the Company (the “Stockholders”), and ROLLINS, INC. a Delaware corporation (“Rollins”) entered into a letter of intent dated as of October 16, 2018, as amended, pursuant to which the parties set forth certain terms and conditions pertaining to the proposed Transaction (defined below);

WHEREAS, the Seller owns the Real Property (defined below);

WHEREAS, the Seller desires to the sell the Real Property and the appurtenant interests described below to Buyer, and Buyer desires to purchase from Seller all (but not less than all) of the Property (as defined below) upon the terms and subject to the conditions set forth in this Agreement;

WHEREAS, as a result of the transactions contemplated hereby, Buyer will acquire all of the Property, and the Seller will receive the consideration described in Article I of this Agreement (the “Transaction”); and

WHEREAS, concurrently with the execution and delivery of this Agreement, Rollins will enter into the Stock Purchase Agreement (the “SPA”) by and among Rollins and the Company, its stockholders, and certain Affiliates, and the Asset Purchase Agreement (the “APA”) by and among KING DISTRIBUTION, INC., a Delaware corporation (“King Distribution”), Seller, and GeoTech Supply Co., LLC (“GeoTech”), an Affiliate of the Company.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article I
purchase and sale

1.1          Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing, (a) Seller shall sell, assign, transfer and deliver to Buyer, free and clear of all Encumbrances, (except Permitted Encumbrances) and (b) Buyer shall purchase and accept from Seller for the consideration specified in Section 1.3; in each instance, all of Seller’s right, title, and interest in, to and under the following described property interests (hereinafter collectively referred to as the “Property”):

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CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

(a)          The Real Property: The Seller is vested with fee simple title to the twenty-one (21) parcels of land (collectively, the “Land”) described in the legal descriptions set forth in Schedule 1.1, attached to this Agreement and made a part hereof, which shall be confirmed by the Title Company (defined below), together with all of Seller’s right, title and interest in and to all easements, utility reservations, rights of way, strips of land, tenements, hereditaments, privileges, licenses, appurtenances, reversions, remainders in any way belonging, remaining or appertaining thereto;

(b)          The Improvements: All of the buildings, other structures and improvements now situated on the Land (collectively, the “Improvements,” and with the Land, the “Real Property”) including, but not limited to, parking lots, fixtures and equipment, elevators, heating, air conditioning, plumbing, mechanical, electrical, drainage, security, life safety and fire alarm systems, and their component parts;

(c)          Leases: All lease agreements for tenants of the Real Property, and other leases or agreements (excluding any Contracts, defined below) with any persons or entities using or occupying the Real Property or any part thereof, including any amendments, exhibits, addenda and riders thereto, which lease agreements reflect a possessory interest in any portion of the Real Property on or after the Closing Date (collectively, the “Leases”), and the balance as of the Closing Date of any refundable security deposits under the Leases, as set forth in Schedule 2;

(d)          Personal Property: All of Seller’s interest in fixtures, furnishings, equipment, appliances, machinery, tools and other personal property of every kind and character owned by Seller and currently attached to, located on and used in connection with Seller’s ownership, management, maintenance and operation of the Real Property (collectively, “Personal Property”); and

(e)          Intangible Property: To the extent assignable, any and all right, title and interest of Seller in all (i) use, occupancy, building and/or operating licenses, Permits, approvals, development rights and entitlements and other intangible property with respect to the Real Property; (ii) guaranties and warranties issued to Seller and with respect to the Improvements or the Personal Property; (iii) any third-party appraisals and valuations completed less than one (1) year prior to the Closing Date; and (iv) to the extent assignable and in Seller’s actual possession, any plans, specifications, reports, studies, and surveys of the Real Property, or pertaining to the Real Property or the Personal Property or use thereof, excluding any documents that are proprietary or confidential (collectively, “Intangible Property”).

1.2          Closing. The closing of the Transaction contemplated hereby (the “Closing”) shall take place simultaneously with the closing of the SPA; provided, that, the satisfaction or waiver of the conditions to Closing set forth in Article VI have been satisfied or waived (other than conditions which, by their nature, are to be satisfied on the Closing Date), or at such other time as the parties may mutually agree (the “Closing Date”; 12:01:01 AM on the Closing Date being the “Effective Time”), remotely via exchange of signature pages to this Agreement.

2

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

1.3          Purchase Price. Buyer shall pay to Seller the sum of FORTY-EIGHT MILLION and 00/100 DOLLARS ($48,000,000.00) for the Property (the “Purchase Price”). Payment of the Purchase Price shall be made at Closing in immediately available funds subject to such prorations as are expressly provided for under this Agreement. The portion of the Purchase Price allocable to each parcel of Real Property as agreed to by Buyer and Seller is attached hereto as Schedule 1.3.

Article II
BUYER’S DUE DILIGENCE AND INSPECTION

2.1          Delivery of Property Materials. Seller has established an electronic data room (“VDR”) relating to the Property. Seller has made such VDR available to Buyer prior to the Effective Date. Seller specifically disclaims any representation or warranty with respect to the accuracy or completeness of the records posted in Seller’s VDR, and all representations and warranties by Seller with respect to this transaction shall be set forth exclusively in Article III herein. Prior to the Closing Date, Seller shall, at its expense, order, obtain, review and deliver a copy to Buyer of a “Natural Hazards Disclosure” report for the Property from reputable real estate compliance reporting company as may be required by law in connection with the following California Code Sections: Government Code §§8589.4 (Dam Failure Inundation Areas) and 8589.3 (Special Flood Hazard Area); Government Code §§51183.4, 51183.5 (Fire Hazard Severity Zone); Public Resources Code §§2621.9 (Earthquake Fault Zone), 2694 (Seismic Hazard Zone) and 4136 (Wildland Fire Risk Areas); Civil Code §1102.3; and other applicable provisions.

2.2          Access to Property. Buyer and Seller acknowledge that, as of the Effective Date, Buyer has completed all or substantially all of Buyer’s diligence with respect to the Property, including, without limitation, Physical Inspections and Other Investigations, and notwithstanding anything to the contrary contained in this Agreement, Buyer further acknowledges and agrees that (i) Buyer has satisfied itself of the physical condition of the Property, and a result thereof, shall have no right to terminate this Agreement as a result of (x) any further diligence work performed by or on behalf of Buyer, or (y) the identification of any defect, damage or condition of the Property, and (ii) Buyer has agreed to accept the Property without any adjustments or credits to the Purchase Price, and without any obligation of Seller to perform any repairs or replacements to the Property. Prior to the Closing Date, Buyer and its representatives, agents, employees and contractors and consultants shall have continued access to the Property at all times, following at least twenty-four (24) hours’ prior written or email notice to Seller, for the purpose of making such inspections and investigations which Buyer elects with respect to the physical condition of the Property, including soils and compaction studies, engineering and geotechnical studies, Americans with Disabilities Act compliance studies, OSHA compliance studies, inspections to confirm compliance with any state or local laws or ordinances related to public health and safety issues (including any applicable water conservation, seismic or smoke detector and sprinkler requirements), seismic tests, Phase I and environmental studies, and a survey of the Property (collectively, the “Physical Inspections”). Notwithstanding the foregoing, any destructive or invasive testing or investigation related to the Physical Inspections shall require the prior written consent of Seller, which may be withheld in Seller’s sole discretion, and in seeking such consent, Buyer shall describe in reasonable detail the nature of any destructive testing or investigations that are contemplated. In the event that Seller has consented to any invasive or destructive testing, including without limitation any drilling, surface and subsurface tests, borings, samplings and measurements, or other invasive or destructive testing or investigation of the Property (collectively, the “Invasive Testing”), Buyer shall be responsible for any corrective or repair work necessary as a result of such Invasive Testing. Buyer shall, at its sole cost and expense, promptly restore any physical damage or alteration of the physical condition of the Property which results from any Physical Inspections conducted by or on behalf of Buyer. Seller will have the right to have a representative of Seller accompany Buyer and Buyer’s representatives, agents, or assignees while they are on the Property. In addition to the Physical Inspections, prior to the Closing Date if this Agreement has not terminated, Buyer may conduct any feasibility studies and other investigations of the Property which it desires or which would be deemed reasonable and prudent in connection with the acquisition of the Property (the “Other Investigations”), which Other Investigations may include without limitation the Property’s compliance with all applicable laws, codes, ordinances and regulations which relate to the use, operation and occupancy of the Property, any permit, zoning, land use and related matters, any proposed impositions, assessments or governmental regulations which may affect or do affect the Property, and any financial and economic assessments related to the Property (including operational matters). Buyer shall not unreasonably interfere with the Seller’s operations or any occupant’s right to use or possession of the Property while conducting such Physical Inspections and Other Investigations of the Property. Seller shall reasonably cooperate with Buyer at no cost or liability to Seller in connection with such Physical Inspections and Other Investigations of the Property.

3

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

2.3          Insurance. Buyer shall maintain, and shall ensure that its contractors and consultants maintain, public liability and property damage insurance with limits of not less than Two Million Dollars ($2,000,000) in the aggregate for liability coverage and not less than Two Million Dollars ($2,000,000) in the aggregate for property damage, to insure against all liability of Buyer and its agents, employees, consultants or contractors, arising out of any entry or inspections of the Property pursuant to the provisions hereof (which may include, without limitation, insurance policies naming Seller as additional insured by endorsement), and Buyer shall provide Seller with evidence of such insurance coverage (which may include, without limitation, an endorsement naming Seller as an additional insured) prior to any entry upon the Property. Buyer agrees to indemnify and hold Seller harmless from and against any and all damages, injury to property or people, claims, demands, liabilities, liens, judgments, costs and expenses including reasonable attorneys’ fees and disbursements, arising out of the conduct of Buyer, its employees, agents, contractors and consultants in conducting its Physical Inspections and Other Investigations of the Property; provided that Buyer shall have no obligation to indemnify or hold Seller harmless for matters merely discovered by Buyer. Such indemnification shall survive the termination of this Agreement. In addition, Buyer shall keep the Property free from any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Buyer or Buyer’s consultants or agents with respect to any Physical Inspections or Other Investigations. If any such lien at any time shall be filed, Buyer shall cause the same to be discharged of record within twenty (20) days after receipt of written notice thereof from Seller, but in no event later than the date of Closing (however, Buyer shall be entitled to elect to close subject to such lien), by satisfying the same or, if Buyer, in its discretion and in good faith determines that such lien should be contested, by recording a bond in amount and form required by applicable law to remove the lien from the Property or providing Seller with other security reasonably acceptable to Seller which under applicable law removes the lien from the Property. Failure by Buyer to discharge such lien in the manner and within the time period set forth above and to cure such failure within five (5) Business Days after written notice by Seller to Buyer shall be a material breach of this Agreement. The obligations of Buyer pursuant to this Section 2.3 related to liens shall survive the termination of this Agreement.

4

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

2.4          Title. Buyer acknowledges receipt of copies of a preliminary title report for title insurance for each parcel of the Real Property dated not more than thirty (30) days prior to the Effective Date, together with reasonably legible copies of all documents affecting title referenced therein (each, a “Title Report”). On the Closing Date, at Seller’s cost, Chicago Title Company, 725 S. Figueroa St., Suite 200, Los Angeles, CA 90017, Attention: Frank Jansen, Senior Vice President, National Accounts-Special Projects, Tel. (213) 488-4346, email: JansenF@CTT.com (“Title Company”) shall issue to Buyer its ALTA standard coverage owner’s policy of title insurance (“Owner’s Policy”) in the face amount of the Purchase Price allocated to each parcel of Real Property, showing title to each parcel of Real Property vested of record in Buyer, subject only to the Permitted Encumbrances; provided that Buyer may, at its sole cost and expense, provide the Title Company with a new ALTA survey (“Survey”) sufficient for the Title Company to issue an extended coverage Owner’s Policy; and provided further, that, the cost of such extended coverage Owner’s Policy shall be borne by Buyer. Buyer, at its sole cost and expense, shall be entitled to request that the Title Company provide such endorsements (or amendments) to the Title Policy as Buyer may reasonably require, provided that such endorsements (or amendments) shall be at no cost to, and shall impose no additional liability on, Seller.

2.5          Title Objections, Unpermitted Encumbrances; Permitted Encumbrances. Seller and Buyer acknowledge that, as of the Effective Date, Buyer has completed substantially all of Buyer’s review of the title matters disclosed in the Title Reports and Surveys (“Title Objections”), but that certain updates to the Title Reports may be forthcoming after the date hereof and result in additional Title Objections. Nonetheless, Seller and Buyer further acknowledge that Seller’s obligation with respect to removing or insuring over any Title Objections, which removal or insuring over will be effected on or before the Closing, shall be expressly limited to the following: (i) pay in full and cause to be canceled and discharged or otherwise cause the Title Company to insure over any and all mechanics’ and contractors’ liens which encumber the Real Property as of the Closing Date and which have been placed on the Real Property by Seller or Seller's agents, (ii) pay in full all past due ad valorem taxes and assessments of any kind constituting a lien against the Real Property, and (iii) cause to be released any loan security documents, financial liens (including, but not limited to, any judgment, tax or owner’s association lien), mortgage, deed of trust, financing statement, pledge, assignment, security interest, charge or other financial encumbrance which encumber the Real Property due to Seller or Seller’s agents, unless any of the foregoing is due to the actions of Buyer or Buyer’s agents (collectively, the “Unpermitted Encumbrances”). Removal of an Unpermitted Encumbrance will be deemed effected by the issuance of a final Owner’s Policy of title insurance or endorsements eliminating or insuring against the effect of the Unpermitted Encumbrance, or by procuring and recording a bond in amount and form required by Applicable Law to remove the Unpermitted Encumbrance from the Real Property or, at Seller’s option, providing Buyer with other security reasonably acceptable to Buyer which under Applicable Law removes the Unpermitted Encumbrance from the Property. Buyer agrees to take title to the Real Property subject to all Title Objections that are not Unpermitted Encumbrances (all such Title Objections are deemed to be Permitted Encumbrances); provided, that, the foregoing shall not be construed as limiting or preventing Buyer from seeking, at its own cost, Owner Policy endorsements to insure over such Permitted Encumbrances.

5

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

2.6          Condition of Property. Buyer acknowledges that no warranties or representations other than those set forth in this Agreement have been made by Seller, and that Seller shall have no liability for breaches of representations and warranties and covenants concerning the Property Conditions (defined below) except as expressly set forth in this Agreement. Buyer specifically acknowledges and agrees that Buyer is aware that the Property has been used to house a pest control business, and the customary materials and substances incidental thereto, for many years and that pesticides, fumigants and similar substances and chemicals customarily used in pest control operations have been discharged on the Property. Except for any warranties and representations and covenants set forth in this Agreement, Buyer is purchasing the Property on an “as is with all faults” basis and except as set forth in this Agreement, Buyer is not relying on any warranties or representations of any kind whatsoever, express or implied, from Seller, its officers, directors, partners, employees, agents, and contractors as to any matters concerning the Property, including, without limitation: (i) the quality, nature, adequacy, and physical condition of soils, geology, and any groundwater and adjacent rivers; (ii) the existence, nature or adequacy of ingress and egress to the Property; (iii) the existence, nature or adequacy of utilities serving the Property, including without limitation water, sewer, electric, gas, phone and cable service; (iv) the nature, adequacy and quality of drainage on the Property, including the occurrence of any flooding, and the presence or adequacy of any sloughs or levees; (v) the condition, size or adequacy of improvements on the Property (if any); (vi) the present or future zoning or other legal status of the Property or any other private restrictions on use of the Property; (vii) the compliance of the Property or its construction, development or operation with any applicable codes, laws, regulations, statutes, ordinances, covenants, conditions and restrictions of any governmental or quasi-governmental entity or of any other Person or entity; (viii) the development potential of the Property, and the Property’s use, habitability, merchantability or fitness, or the suitability, value or adequacy of the Property for any purpose; (ix) the presence of Hazardous Materials at, on, under or about the Property, or adjoining or neighboring property; (x) the condition of title to the Property; and (xi) the economics of operation of the Property (collectively, all of the foregoing shall be hereinafter returned referred to as the “Property Conditions”). Buyer represents that Buyer is a knowledgeable purchaser of real estate and that Buyer is relying solely on Buyer’s own expertise and that of Buyer’s consultants and advisors and is making and relying upon its own inspections of all aspects of the Property. Except as expressly set forth in this Agreement, Buyer hereby waives, releases, acquits and forever discharges Seller, Seller’s officers, directors, employees, agents, partners, and any other persons acting on or in behalf of Seller, and the heirs, successors and assigns of each of the foregoing, of and from any and all claims, liabilities, obligations, demands, actions, causes of action, demands, rights, damages, costs, expenses or compensation whatsoever, direct or indirect, known or unknown, foreseen or unforeseen, that it now has, or which may arise in the future, on account of or in any way growing out of or connected with the Property Conditions. Buyer expressly waives the benefits of California Civil Code Section 1542, which provides as follows:

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CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR EXPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

The provisions of this section shall survive the Closing.

Article III
Representations and Warranties of the SELLER

The Seller represents and warrants to Buyer, and acknowledges that Buyer is relying upon such representations and warranties in connection with its purchase of the Property, that the statements contained in this Article III are true and correct as of the date hereof, except as set forth in the Seller’s Disclosure Schedule delivered to Buyer concurrently with the execution and delivery of this Agreement (the “Seller’s Disclosure Schedule”), which disclosures shall provide an exception to, or otherwise qualify, the representations or warranties of Seller contained in the section of this Agreement corresponding by number to such disclosure and to any other representation or warranty in this Agreement to which the applicability of such disclosure is reasonably apparent on its face or if the items are expressly cross-referenced.

3.1          Corporate Organization; Standing and Power.

(a)          The Seller is a limited partnership duly organized, validly existing and in good standing under the Laws of the State of California. Seller has all requisite partnership power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified to do business and is in good standing in the State of Nevada. The Seller has previously furnished to Buyer a complete and correct copy of its certificate of formation, and partnership agreement (or equivalent documents), each as amended to date (the “Seller Charter Documents”). The Seller is not in violation of any of the provisions of the applicable Seller Charter Documents.

(b)          Seller has the full power, authority and the requisite capacity necessary to enter into, deliver and perform its obligations pursuant to this Agreement and to consummate the Transaction. Seller’s execution, delivery and performance of this Agreement has been duly authorized and no other actions or proceedings on the part of Seller are necessary to authorize this Agreement and the Transaction. This Agreement has been duly and validly executed and delivered by Seller and constitutes the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

7

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

3.2          Authority. Seller has all requisite partnership power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the Transaction. The execution, delivery and performance by the Seller of this Agreement and the consummation of the Transaction have been duly authorized by all necessary partnership action on the part of the Seller. This Agreement has been duly executed and delivered by Seller and (assuming due authorization, execution and delivery by each other party thereto) constitute the legal, valid and binding obligations of the Seller, enforceable against it in accordance with their respective terms, subject to (i) Laws of general application relating to bankruptcy, insolvency, reorganization, moratorium and the relief of debtors or similar Laws affecting creditors’ rights generally, and (ii) the availability of specific performance, injunctive relief and other equitable remedies (regardless of whether considered in a proceeding at Law or in equity).

3.3          Absence of Restrictions and Conflicts. The execution and delivery by the Seller of this Agreement does not, and the performance of its obligations hereunder will not, (i) conflict with or violate the Seller’s Charter Documents, (ii) conflict with or violate any Law applicable to the Seller, or by which the Property is bound, or (iii) require any consent or notice or result in any violation or breach of or constitute (with or without notice or lapse of time or both) a default (or give to others any right of termination, amendment, acceleration or cancellation) under, or result in the triggering of any payments or result in the creation of a lien or other Encumbrance on the Property pursuant to, any of the terms, conditions or provisions of any Contract, except, with respect to clauses (ii) and (iii) such triggering of payments, liens, Encumbrances, filings, notices, Permits, authorizations, consents, approvals, violations, conflicts, breaches or defaults which would not reasonably be expected to result in a Material Adverse Effect.

3.4          Financial Statements. The following financial statement is delivered by Seller in the VDR (the “Seller Financial Statements”): balance sheets and statements of income and cash flow as of and for the fiscal years ended December 31, 2017 for Seller. The Seller Financial Statement (including the notes thereto) has been prepared in accordance with GAAP throughout the periods covered thereby, is correct and complete, and is consistent with the books and records of Seller.

3.5          Compliance with Laws. Seller has not received written notice that it is under investigation with respect to a violation of any applicable Law that in the aggregate, would reasonably be expected to have a Material Adverse Effect. To Seller’s Knowledge, Seller has obtained all governmental licenses, Permits, and approvals necessary for the ownership and operation of the Real Property and Seller has not received written notice of any violations in respect of any such licenses, Permits, or approvals. To Seller’s Knowledge, all Improvements and the use of the Real Property comply in all material respects with any applicable Law.

3.6          Litigation. There is no suit, claim, Action or proceeding which is pending or, to Seller’s Knowledge, threatened, against Seller relating to the Seller or the Property, nor to Seller’s Knowledge, is there any basis for any such proceeding. No judgment, order, or decree has been entered against Seller nor has any suit, claim, Action, or proceeding been instituted or, to Seller’s Knowledge, threatened against Seller which individually or in the aggregate will have a Material Adverse Effect upon the Property, or the condition thereof, taken as a whole. There is no claim, Action, or proceeding now pending, or to Seller’s Knowledge threatened, against Seller which could prevent or delay the consummation of the Transaction contemplated by this Agreement.

8

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

3.7          Leases.

(a)          Schedule 2 sets forth a correct and complete list of the Real Property leased by the Seller to tenants, excluding public or self-storage units, including a list of all Leases.

(b)          No written (or, to Seller’s Knowledge, oral) notice of default has been received or delivered by the Seller under any Lease which default has not been cured, waived or rescinded as of the date hereof

(c)          Except as disclosed in the Leases, Seller has not subleased, licensed or otherwise granted any Person the right to use or occupy any Real Property or any portion thereof. Except as set forth in the Title Report or Survey, no Person has (a) any possessory interest in the Property or right to occupy the Property except under and pursuant to the provisions of the Leases, or (b) an option to purchase all or any portion of the Real Property or any interest in the Real Property.

3.8          Title to Personal Property; Related Matters. Seller owns or has a valid leasehold interest in all of the Personal Property, free and clear of all Encumbrances, except Permitted Encumbrances. The Personal Property (a) is in normal operating condition and capable of being used for their intended purposes, ordinary wear and tear excepted and (b) are usable in the ordinary course of business, except in each of cases (a) and (b) as would not reasonably be expected to result in a Material Adverse Effect.

3.9          Bankruptcy; Insolvency. Seller has not (i) instituted proceedings under any applicable bankruptcy Law, (ii) had a bankruptcy proceeding filed against it, (iii) filed a petition or answer of consent seeking reorganization under any bankruptcy or any similar Law or similar statute, (iv) consented to the filing of any such petition, (v) had appointed a custodian of it or any of its assets or property, (vi) made a general assignment for the benefit of creditors, (vii) admitted in writing its inability to pay its debts generally as they become due, (viii) become insolvent, (ix) failed generally to pay its debts as they become due, or (x) taken any corporate action in furtherance of or to facilitate, conditionally or otherwise, any of the foregoing.

3.10          Taxes.

(a)          Seller has not received written notice that the IRS, California Franchise Tax Board, California Board of Equalization, county, city or other local taxing authorities, or any other Governmental Authority has asserted against the Seller any delinquency or claim for Taxes assessed against the Property.

9

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

(b)          There is no pending or, to Seller’s Knowledge, threatened Action, audit, claim, assessment, reassessment, proceeding, or investigation with respect to the Seller involving: (i) the delinquent payment by Seller of those Taxes assessed against the Property, or (ii) a claim for refund made by the Seller with respect to Taxes assessed against the Property previously paid by Seller.

3.11        Environmental Matters.

(a)          Except as would reasonably be expected not to result in a Material Adverse Effect, the Seller is, and at all times during the previous five (5) years has been, in compliance with all Environmental Laws governing its ownership of the Property, including, without limitation: (i) all requirements relating to the Discharge of Hazardous Substances; and (ii) all applicable writs, orders, judgments, injunctions, decrees, informational requests or demands issued pursuant to, or arising under, any Environmental Laws.

(b)          There are no (and to Seller’s Knowledge there is no basis for any) non-compliance orders, warning letters, notices of violation (collectively, “Notices”), claims, suits, actions, judgments, penalties, fines, or administrative or judicial investigations or proceedings (collectively, “Proceedings”) pending or threatened against or involving the Real Property issued by any Governmental Authority or third party with respect to any Environmental Laws issued to Seller in connection with, related to or arising out of Seller’s ownership of the Real Property, which have either not been resolved to the satisfaction of the issuing Governmental Authority or third party in a manner that would not impose any material obligation, burden or continuing material liability on Buyer in the event that the Transaction is consummated or, if not resolved, would be reasonably likely to result in a Material Adverse Effect.

(c)          To Seller’s Knowledge, there has not occurred, nor is there presently occurring, a Discharge, or threatened Discharge, of any Hazardous Substance on, into or beneath the surface of, or adjacent to, the Real Property in an amount requiring that Seller provide a notice or report to a Governmental Authority, or in material violation of any applicable Environmental Laws, which has not been resolved to the satisfaction of the issuing Governmental Authority or third party in a manner that would not impose any material obligation, burden or continuing material liability on Buyer in the event that the Transaction is consummated or, if not resolved, would be reasonably likely to result in a Material Adverse Effect.

3.12        Brokers or Finders. Seller has not incurred, nor will incur, directly or indirectly, as a result of any action taken by the Seller, any liability for any fee, compensation, commission, broker’s or agent’s commission, finder’s fees or any similar charges to any Person in connection with this Agreement or the Transaction.

3.13         Disclosure. No representation or warranty of the Seller in this Agreement contains any untrue statement or omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

10

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

Article IV
Representations and Warranties of Buyer

Buyer represents and warrants to Seller, and acknowledges that Seller is relying upon such representations and warranties in connection with the Transaction and the consummation thereof, and that the statements contained in this Article IV are true and correct as of the date hereof.

4.1          Corporate Organization, Standing and Power. Buyer is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Buyer has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect.

4.2          Authority.

(a)          Buyer has all requisite corporate power and authority to execute and deliver this Agreement and the other Transaction Documents and to perform its obligations hereunder and thereunder and to consummate the Transaction and the transactions contemplated by the Transaction Documents. The execution and delivery of this Agreement and the other Transaction Documents and the consummation of the Transaction and the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement and the other Transaction Documents have been duly executed and delivered by Buyer and (assuming due authorization, execution and delivery by each other party thereto) constitute valid and binding obligations of Buyer, enforceable against Buyer, in accordance with their terms subject to (i) Laws of general application relating to bankruptcy, insolvency, reorganization, moratorium and the relief of debtors or similar Laws affecting creditors’ rights generally, and (ii) the availability of specific performance, injunctive relief and other equitable remedies (regardless of whether considered in a proceeding at Law or in equity).

(b)          The execution and delivery of this Agreement and the other Transaction Documents by Buyer do not, and the consummation of the Transaction and the transactions contemplated by the Transaction Documents will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under any provision of the Buyer Charter Documents.

(c)          No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other Person is required by or with respect to Buyer in connection with the execution and delivery of this Agreement and the other Transaction Documents or the consummation of the Transaction or the transactions contemplated by the Transaction Documents, except for such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect and would not prevent, or materially alter or delay the Transaction.

11

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

4.3          Litigation. There is no Action pending before any Governmental Authority or, to the Buyer’s Knowledge, threatened (including allegations that could form the basis for future Action), against Buyer or any of its properties, officers, directors or stockholders (in their capacities as such), or any judgment, decree or order against Buyer, in each case that could reasonably be expected to have a Material Adverse Effect or materially alter or delay the Transaction.

4.4          Sufficiency of Funds. Buyer has sufficient immediately available funds to pay the Purchase Price pursuant to this Agreement.

4.5          Brokers or Finders. Buyer has not incurred, and will not incur, directly or indirectly, as a result of any action taken by Buyer, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or the Transaction

Article V
Covenants

5.1          Normal Course. From the Effective Date until the Closing Date, the Seller shall, except as otherwise expressly contemplated by this Agreement or as consented to by Buyer in writing, use its commercially reasonable efforts to maintain and operate, in all material respects, the Property in the ordinary course of business, including the following:

(a)          Maintain any existing insurance coverage for the Property;

(b)          Not permit or suffer to exist any new encumbrance or lien against the Property which will not be removed by Seller prior to the Closing Date or is not otherwise an Unpermitted Encumbrance hereunder;

(c)          Subject to Sections 5.8 and 5.9 below, not make or permit any material modifications or improvements to the Property, or not unreasonably delay or defer any material repair or maintenance item;

(e)          Not enter into any new material service contracts affecting the Property, or amend any existing service contracts affecting the Property, other than service contracts on commercially reasonable terms and that may be canceled upon not more than thirty (30) days prior notice or be terminated at the Closing without penalty.

5.2          Transfer Taxes, Recording Fees. All transfer, documentary, sales, use, stamp, registration and other similar taxes and fees (including any penalties and interest) incurred in connection with the Transaction (including any transfer or similar tax imposed by any Governmental Authority) shall be paid by Seller. Seller will file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees. Buyer will pay the costs of recording deeds or similar documents regarding transfers of any Real Property title.

12

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

5.3          Property Tax Prorations. All real and personal property Taxes, water and other utility charges; fuels; operating expenses; and other similar items shall be adjusted ratably as of 12:01 A.M. on the Closing Date, and credited or debited to the balance of the Purchase Price. All supplemental taxes and assessments attributable to the period prior to the Closing Date for the calendar year in which the Closing occurs shall be prorated to the Closing Date; provided, however, in no event shall Seller be charged with or (and Buyer shall) be responsible for any reassessment and increase in the property Taxes on the Property resulting from the sale of the Property to Buyer or from any change in use or improvements made at any time from and after the Closing Date. If the amount of any of the items to be prorated is not ascertainable as of the Closing Date, the adjustment thereof shall be on the basis of the most recent ascertainable data and will be reconciled by Seller and Buyer when such data is available, but in no event later than thirty (30) days after the Closing Date; provided, however, that if the applicable property Tax rate and assessments for the Property have not been established for the year in which Closing occurs, the proration of real estate and/or personal property taxes, as the case may be, will be based upon the rate and assessments for the preceding year. Any and all refunds pertaining to tax years prior to the tax year for which real estate Taxes are prorated at the Closing (a “Prior Year Refund”) belong to Seller and Buyer agrees to remit to Seller any such Prior Year Refund received by Buyer after the Closing Date promptly upon receipt. If any amounts are not prorated as of the Closing and such amounts relate to periods prior to the Closing Date, Seller and Buyer shall prorate such amounts within thirty (30) days after the Closing Date. If special assessments have been levied against the Property for completed improvements, then the amount of any installments which are due prior to the Closing Date shall be paid by Seller; and the amount of installments which are due after the Closing Date shall be paid by Buyer. Any amounts paid to Seller prior to the Closing as “up-front bonuses” or incentives in connection with any service Contracts that bind the Buyer after the Closing Date shall be prorated between Seller and Buyer based on a prorated allocation of such payments for the pre-Closing and post-Closing period.

5.4          Notification. From the Effective Date until the Closing Date, if the Seller becomes aware of any material variances from the representations and warranties contained in Article III, Seller shall notify Buyer in writing of such material variances. Notwithstanding the foregoing, the delivery of any such notice will not be deemed to have cured any misrepresentation or breach of warranty that otherwise might have existed hereunder by reason of such material variance or inaccuracy for purposes of Buyer Indemnified Parties’ rights to indemnification following the Closing pursuant to, and in accordance with, the terms of Article VIII below.

13

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

5.5          Confidentiality; Public Announcement. From and after the Effective Date, each of Buyer and Seller shall, and shall cause each of their respective Affiliates to, hold, and shall use their reasonable best efforts to cause their respective representatives to hold, in confidence any and all information, whether written or oral, concerning the Transaction, this Agreement and the transactions contemplated in the Transaction Documents (the “Confidential Information”), except to the extent that the Buyer or Seller, as applicable, disclosing such Confidential Information (the “Disclosing Party”) can show that such Confidential Information (a) is generally available to and known by the public through no fault of the Disclosing Party, any of its Affiliates or their respective representatives; or (b) was lawfully acquired by such Disclosing Party, any of its Affiliates or their respective representatives from and after the Closing from sources which are not prohibited from disclosing such Confidential Information by a legal, contractual or fiduciary obligation. If the Disclosing Party or any of its Affiliates or their respective representatives are compelled to disclose any Confidential Information by judicial or administrative process or by other requirements of Law, the Disclosing Party shall promptly notify the other parties hereto in writing and shall disclose only that portion of such Confidential Information which the Disclosing Party is advised by its counsel in writing is legally required to be disclosed, provided that the Disclosing Party shall use reasonable best efforts to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such Confidential Information. Notwithstanding the foregoing, the parties acknowledge and agree (i) that the Buyer has or will, as required by applicable Law, make any such filings or issue any such notices required in connection with the Transaction and the consummation of the transactions described in the Transaction Documents; and (ii) that the Buyer may issue a public announcement of the Transaction, provided, however, that prior to making such announcement, Buyer shall deliver a draft of such announcement to the Seller and shall give the Seller reasonable opportunity to comment thereon and shall use reasonable efforts to incorporate such comments therein.

5.6          Contact with Service Providers and Suppliers. Prior to the Closing, Buyer and its representatives may contact and communicate with Seller’s service providers and suppliers of the Real Property after prior consultation with, and approval of, the Seller, which consultation and approval shall not be unreasonably withheld, conditioned or delayed.

5.7          Further Assurances. Following the Closing, each of the parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the Transaction.

5.8          Casualty. Possession of the Property shall be given to Buyer as of the Closing Date. The Property is to be held at the risk of Seller until legal title has passed at Closing. If, prior to the time legal title has passed at Closing, a parcel of the Real Property is destroyed or damaged by any casualty and the amount of such damage exceeds an amount equal to twenty-five percent (25%) of the portion of the Purchase Price allocable to such parcel of the Real Property, Buyer shall have the option of (i) completing the Transaction and receiving an assignment of any awards or proceeds for such casualty without any credit against the Purchase Price, or (ii) terminating this Agreement as to such parcel of the Real Property and all obligations of Buyer hereunder with respect to such parcel of Real Property, in which event neither party shall have any further obligations or liabilities hereunder to the other with respect to such parcel of Real Property, except to the extent they survive hereunder by their own terms, and this Agreement shall be and become null and void and of no further force and effect, either at law or in equity, with respect to such parcel of Real Property. If, prior to Closing, a parcel of the Real Property is destroyed or damaged by any casualty and the amount of such damage is less than or equal to twenty-five percent (25%) of the Purchase Price allocable to such parcel of Real Property, Seller shall have the option to (i) fully restore the parcel of Real Property at Seller’s expense to the condition existing prior to such occurrence within a reasonable period of time in which case Seller shall be entitled to any insurance proceeds and the Closing Date shall automatically be extended for a reasonable period of time to allow for Seller to so restore the parcel of Real Property, or (ii) to assign any awards or proceeds for such casualty to Buyer and proceed to Closing without any restoration of the parcel of Real Property by Seller. If Seller elects to restore the parcel of Real Property, Seller acknowledges and agrees that time is of the essence in restoring the parcel of Real Property and, accordingly, Seller will promptly commence such restoration and diligently pursue the restoration of the parcel of Real Property to completion in a timely and efficient manner. For purposes hereof, the amount of damage shall be determined by a real estate appraiser mutually acceptable to Buyer and Seller.

14

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

5.9          Condemnation. If, prior to legal title passing at the Closing, a part of the Property is or becomes the subject of condemnation proceedings, Buyer and Seller shall continue to Closing hereunder, and Seller shall credit Buyer at Closing any proceeds received by Seller, and, to the extent not previously paid to Seller, Seller shall assign any and all of its right, title, and interest in and to such proceeds to Buyer.

Article VI
Conditions to Closing

6.1          Conditions to Obligations of Buyer. The obligations of Buyer to consummate the Transaction shall be subject to the fulfillment or Buyer’s waiver, at or prior to the Closing, of each of the following conditions:

(a)          The Title Company shall have issued or irrevocably committed to issue an ALTA Form B Extended Coverage Owner’s Policy of Title Insurance for the Real Property upon the completion of the Closing, in the form approved by Buyer, subject only to the Permitted Encumbrances and with those endorsements requested by Buyer, with liability in the amount of the Purchase Price allocable to each parcel of Real Property (the “Title Policy”).

(b)          Except for representations and warranties that by their terms speak only as of a specified date, the representations and warranties of the Seller set forth in Article III, and any certificate delivered pursuant hereto shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects).

(c)          No moratorium, statute, order, regulation, ordinance or judgment of any court or Governmental Authority shall have been enacted, adopted, issued or initiated that would materially or adversely affect the Property.

(d)          The Property will be delivered to Buyer free and clear of any occupants or rights to possession other than any tenants under the Leases.

15

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

(e)          The Seller shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date; provided, that, with respect to agreements, covenants and conditions that are qualified by materiality, the Seller shall have performed such agreements, covenants and conditions, as so qualified, in all respects.

(f)          The execution and delivery of the SPA and the closing of the transactions contemplated therein.

(g)          The execution and delivery of the APA and the closing of the transactions contemplated therein.

6.2          Conditions to Obligations of Seller. The obligations of Seller to consummate the Transaction shall be subject to the fulfillment or Seller’s waiver, at or prior to the Closing, of each of the following conditions:

(a)          Except for representations and warranties that by their terms speak only as of a specified date, the representations and warranties of Buyer contained in Article IV of this Agreement and any certificate or other writing delivered pursuant hereto shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects).

(b)          Buyer shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the other Transaction Documents to be performed or complied with by it prior to or on the Closing Date.

(c)          Buyer shall have delivered the Purchase Price to the Seller in accordance with Section 1.3.

(d)          The execution and delivery of the SPA and the closing of the transactions contemplated therein.

(e)          The execution and delivery of the APA and the closing of the transactions contemplated therein.

Article VII
Closing

7.1          Seller Closing Deliveries. At the Closing, the Seller shall deliver, or cause to be delivered to Buyer, the following, any of which, if not fulfilled may be waived by Buyer:

16

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

(a)          a Grant Deed (the “Deed”), duly executed by Seller and acknowledged (in substantially the same form as that set forth in Schedule 7 attached hereto), conveying Seller's interest in each parcel of the Real Property to Buyer;

(b)          any plans or specifications or drawings for the Property and each Build-Out Property, if any, original certificates of occupancy for the Property and the originals of any other Permits and entitlements, and all keys, alarm codes, proximity and access cards, and passcards for the Property, all to the extent they are in the possession or control of Seller or its property manager (if applicable);

(c)          To the extent the same are in Seller's possession, Seller shall deliver to Buyer, the original certificates of occupancy for the Real Property and the originals of the other Permits, except to the extent the same are affixed at the Property;

(d)          a certificate, in form and substance reasonably satisfactory to Buyer, executed by the Chief Executive Officer / Manager of the General Partner of the Seller, certifying that the conditions set forth in Sections 6.1(b), (d), and (e) have been satisfied;

(e)          a non-foreign affidavit (“FIRPTA Affidavit”) dated as of the Closing Date, the form of which is attached hereto in Schedule 9, sworn under penalty of perjury and in form and substance required under the Treasury Regulations issued pursuant to Code Section 1445 stating that Seller is not a “foreign person” as defined in Code Section 1445;

(f)          a certificate of the Secretary / Manager of the General Partner of the Seller certifying that attached thereto are true and complete copies of all resolutions adopted by the Manager of the General Partner of the Seller authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the Transaction and the transactions contemplated by the Transaction Documents, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the Transaction and the transactions contemplated by the Transaction Documents; and

(g)          copies of any books and records, intellectual property and related documentation and records of the Seller, or applicable portion thereof, that relate to Seller’s ownership and operation of the Property, and which are not attorney-client privileged or proprietary.

7.2          Buyer Closing Deliveries. At the Closing, Buyer shall deliver, or cause to be delivered, the following:

(a)          payment (or evidence of payment, as applicable) of the Purchase Price pursuant to Section 1.3; and

(b)          a certificate, in form and substance reasonably satisfactory to the Seller, executed by an authorized officer of Buyer, certifying that the conditions set forth in Section 6.2 have been satisfied.

17

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

In addition to the Closing Deliveries listed above, Seller and Buyer shall execute and deliver any applicable transfer tax, transfer declarations, ownership information or other disclosure forms or reports required by applicable Laws, including without limitation (i) a California form 593-C (to be executed by Seller), (ii) a California Preliminary Change of Ownership Report (to be executed by Buyer), and (iii) State of Nevada Declaration of Value form. Seller and Buyer hereby designate Title Company as the “Reporting Person” for the transaction pursuant to Section 6045(e) of the Internal Revenue Service Code and the regulations promulgated thereunder and agree to execute such documentation as is reasonably necessary to effectuate such designation.

Article VIII
Indemnification

8.1          Indemnification.

(a)          From and after the Closing, and subject to the provisions of Section 8.2 and Section 8.3, the Seller (the “Seller Indemnifying Parties”) shall indemnify and hold harmless Buyer and their respective Affiliates and their and their respective Affiliates’ shareholders, members, directors, managers, officers, employees, independent contractors, and agents (the “Buyer Indemnified Parties”) against, and reimburse them for, any Damages (including reasonable out-of-pocket legal fees and expenses, and the reasonable out-of-pocket costs of investigation incurred in defending against or settling such liability, damage, loss, cost or expense or claim therefor and, subject to Section 8.5, any amounts paid in settlement thereof) imposed on or reasonably incurred by the Buyer Indemnified Parties as a result of (A) a breach by the Seller of any of the representations and warranties set forth in this Agreement; (B) breach of any covenant to be performed by the Seller under this Agreement at or prior to the Closing; and (C) Fraud on the part of Seller.

(b)          From and after the Closing, and subject to the provisions of Section 8.2 and Section 8.3, the Buyer (the “Buyer Indemnifying Party”) shall indemnify and hold harmless Seller and their Affiliates, and their stockholders, directors, officers, employees and agents (the “Seller Indemnified Parties”) against, and reimburse them for, any Damages (including reasonable out-of-pocket legal fees and expenses, and the reasonable out-of-pocket costs of investigation incurred in defending against or settling such liability, damage, loss, cost or expense or claim therefor and, subject to Section 8.5, any amounts paid in settlement thereof) imposed on or reasonably incurred by the Seller Indemnified Parties as a result of (A) a breach of any representations or warranties on the part of Buyer under this Agreement, (B) a breach of any covenant of Buyer under this Agreement, (C) Fraud on the part of Buyer, or (D) the matters released under Section 2.6 above.

(c)          Any payments made to any party pursuant to this Article VIII shall constitute an adjustment of the Purchase Price for Tax purposes and shall be treated as such by Buyer and the Seller and their respective Affiliates on their Tax returns unless otherwise required by a Governmental Authority.

18

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

(d)          A party making a claim for indemnification under this Article VIII shall be, for the purposes of this Agreement, referred to as an “Indemnified Party” and a party against whom such claims are asserted under this Article VIII shall be, for purposes of this Agreement, referred to as an “Indemnifying Party.”

(e)          In no event will any of the Seller Indemnifying Parties make a claim of any kind against the Seller for contribution or otherwise with respect to any Damages for which any of the Seller Indemnifying Parties are responsible pursuant to this Section 8.1.

8.2          Survival of Representations, Warranties and Covenants.

(a)          The Indemnifying Parties’ liability for Damages resulting from the breach of any covenant, to the extent to be performed pre-Closing under this Agreement, or breach of any representations or warranties under this Agreement, shall survive the Closing and continue until that date that is eighteen (18) months following the Closing Date.

(b)          Notwithstanding the foregoing, claims for indemnification based on breaches of representations and warranties in connection with Section 3.1 (Corporate Organization; Standing and Power), Section 3.2 (Authority), Section 3.11 (Environmental Matters) and Section 3.13 (Disclosures) shall survive through and until that date that is sixty (60) days after the legal statute of limitations for claims related to such matters has expired (the “Statute of Limitation Claims”).

(c)          Notwithstanding Section 8.2(a) and (b), claims for indemnification based on Fraud shall survive through and until that date that is the earlier of (i) eight (8) years following the Closing Date and (ii) the date the legal statute of limitations for claims related to such matters has expired.

(d)          Unless otherwise specified herein, to the extent that any covenants in this Agreement describe performance by the parties hereto from and after the Closing, such covenants shall survive the Closing until such covenants are fully performed by the applicable party or waived by the beneficiaries thereof.

8.3          Limitations on Indemnification Obligations. The rights of an Indemnified Party to indemnification pursuant to the provisions of this Article VIII are subject to, and will count against, the Threshold, Basket and Cap limitations set forth in Section 8.3 of the SPA; provided, however, that, notwithstanding anything to the contrary in the SPA, the Seller Indemnifying Parties shall not in the aggregate be liable hereunder for any Damages in excess of the actual Purchase Price paid to Seller under this Agreement.

8.4          Notices; Payment of Damages. Claims for indemnification pursuant to this Article VIII shall follow the procedures set forth in Section 8.4 of the SPA.

8.5          Third Party Claims. In the event of any claim for indemnification hereunder resulting from or in connection with any claim or legal proceeding by an unaffiliated third party, the parties hereto shall follow the procedures set forth in Section 8.5 of the SPA.

19

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

8.6          Exclusive Remedy. The indemnification provisions contained in this Article VIII are intended to provide the sole and exclusive remedy following the Closing as to all Damages any Indemnified Party may incur arising from or relating to this Agreement or the Transaction (it being understood that nothing in this Section 8.7 or elsewhere in this Agreement shall affect the parties’ rights to specific performance or other equitable remedies with respect to the covenants in this Agreement to be performed at or after the Closing).

8.7           Offset. If Damages incurred by Buyer are not limited by the Cap pursuant to Section 8.3(b) and the Holdback has been fully exhausted, Buyer, on behalf of each Buyer Indemnified Party, may (but shall not be required to), effect indemnification against any Seller under this Article VIII, withhold and offset against (or otherwise recoup from) any sums payable to any Seller (or to the Stockholders’ Representative (as defined in the SPA) on such Seller’s (or Sellers’) behalf) under this Agreement, including without limitation the Holdback and the Earnout Consideration (as defined in the SPA) payable to the Sellers. Any sums withheld will operate as a discharge, to the extent of the amount withheld, of the payment obligations against which offset is effected; provided, however, that if such offset, in whole or in part, is ultimately determined by a court of competent jurisdiction to be unjustified, any amount improperly offset will be due and owing by Buyer within five (5) Business Days following such determination. The exercise of a right of offset by Buyer good faith will not constitute a default by Buyer of the payment obligation against which offset is effected.

8.8          Governing Documents. In the event of any conflict or ambiguity with respect to the construction of any provision of Article VIII of this Agreement and Article VIII of the SPA, the provisions of Article VIII of the SPA shall govern and control, except with respect to the Statute of Limitation Claims set forth in Section 8.2(b) above, and the Purchase Price Damages limitation set forth in Section 8.3 above.

Article IX
Termination

9.1          Termination. This Agreement may be terminated at any time prior to the Closing.

(a)          by mutual written consent of Buyer and Seller;

(b)          by Seller or Buyer, at any time after the SPA shall have been terminated; provided, however, that in each case, the right to terminate this Agreement under this Section 9.1(b) shall not be available to the party whose failure to perform was the cause of, or resulted in, the termination of the SPA;

(c)          by Seller or Buyer, if any court of competent jurisdiction or any Governmental Authority shall have issued a final order restraining, enjoining, or otherwise prohibiting the consummation of the Transaction or the transactions contemplated by the Transaction Documents and such order is or shall have become final and non-appealable;

(d)          by Buyer, upon written notice to Seller, in the event of any material breach by Seller of any of its agreements, representations, or warranties contained herein and the failure of Seller to cure such breach within thirty (30) days after receipt of written notice from Buyer requesting such breach to be cured; provided, however, that Buyer is not then in material breach of this Agreement so as to cause any conditions set forth in Article VI not to be satisfied; and

20

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

(e)          by Seller, upon written notice to Buyer, in the event of any material breach by Buyer of any of its agreements, representations, or warranties contained herein and the failure of Buyer to cure such breach within thirty (30) days after receipt of written notice from Seller requesting such breach to be cured; provided, however, that Seller is not then in material breach of this Agreement so as to cause any conditions set forth in Article VI not to be satisfied.

9.2          Procedure for Termination. Any party desiring to terminate this Agreement pursuant to Section 9.1 shall give written notice of such termination to the other parties to this Agreement.

9.3          Effect of Termination. In the event of termination of this Agreement in accordance with the provisions of this Article IX, this Agreement, other than the provisions of Section 10.4 which shall expressly survive such termination, shall forthwith become void and no party to this Agreement shall have any liability or further obligation arising under this Agreement to any other party hereto; provided, however, that nothing in this Section 9.3 shall relieve any party from liability for its willful breach of this Agreement; provided, further, that nothing herein shall prejudice any rights, claims, or causes of action that may have accrued prior to the date of such termination arising from any party’s willful breach of this Agreement.

Article X
Miscellaneous

10.1          Waiver; Amendment. Prior to the Closing Date, any provision of this Agreement may be (a) waived in writing by the party benefited by the provision or (b) amended or modified at any time by an agreement in writing among the parties hereto executed in the same manner as this Agreement. No action or course of conduct shall constitute a waiver of any of the terms and conditions hereof, unless such waiver is specified in writing, and then only to the extent so specified.

10.2          Counterparts. This Agreement may be executed in one or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

10.3          Governing Law; Waiver of Jury Trial.

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CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

(a)          This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of California, applicable to contracts made and to be performed entirely within such State, without giving effect to any choice or conflict of Law provision or rule.

(b)          Each of the parties hereby irrevocably submits to the jurisdiction of any state or federal court located in Sacramento County, California solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the Transaction, and hereby waive, and agree not to assert, as a defense in any Action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such Action, suit or proceeding may not be brought or is not maintainable in said court or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such court, and the parties hereto irrevocably agree that all claims with respect to such Action or proceeding shall be heard and determined in such court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and agree that mailing of process or other papers in connection with any such Action or proceeding in the manner provided in Section 10.5 hereof or in such other manner as may be permitted by applicable Law shall be valid and sufficient service thereof.

(c)          EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTION. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, TO IT THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.3(c).

(d)          In the event of a dispute or Action to enforce the terms of this Agreement, all reasonable costs and expenses incurred in connection therewith, including all reasonable attorneys’ fees and costs, shall be paid to the Prevailing Party by the non-Prevailing Party.  “Prevailing Party” means that party who obtains substantially the relief sought, whether by compromise, settlement or judgment. Notwithstanding the foregoing, if a written offer of compromise or settlement made by either party is not accepted by the other party within thirty (30) days after receipt and the party not accepting such offer fails to obtain a more favorable judgment, the non-accepting party shall not be entitled to recover its costs of suit and reasonable attorney’s fees and costs (even if it is the Prevailing Party) and shall be obligated to pay the costs of suit and reasonable attorney’s fees and costs incurred by the offering party.

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CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

10.4          Expenses. Each party hereto shall be responsible for any costs or expenses incurred by it in connection with this Agreement and the Transaction, including fees and expenses related to the negotiation, execution and delivery of this Agreement and the other agreements contemplated hereby and of its own counsel, accountants and other professional advisors.

10.5          Notices. Any notice, request, demand or other communication shall be deemed to have been duly given (as the case may be) upon the earliest of (a) the date it is actually received by facsimile or email, (b) the Business Day after the day on which it is delivered by hand, (c) the Business Day after the day on which it is properly deposited with Federal Express (or a comparable overnight delivery service) and delivery is specified for the next Business Day, or (d) the third Business Day after the day on which it is deposited in the United States certified or registered mail, return receipt requested, postage prepaid, in each case addressed to such party at its mailing or email address set forth below or such other address as such party may specify by notice to the parties hereto.

If to the Seller, then to:

Clarksons California Properties
555 N. Guild Avenue

Lodi, California 95240
Attention: [****]
Facsimile: [****]

Email:            [****] and [****]

With a copy to:

Kroloff, Belcher, Smart, Perry & Christopherson
7540 Shoreline Drive

Stockton, CA 95219

Attention: Gary Christopherson and Allison Cherry Lafferty

Facsimile: (209) 478-0354
Emails: gchristopherson@kroloff.com and alafferty@kroloff.com

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CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

With a copy to:

O’Melveny & Myers LLP

2765 Sand Hill Road

Menlo Park, CA 94025

Attention: Einat Meisel

Facsimile:

Email: emeisel@omm.com

If to Buyer to:

RCI-King, Inc.

c/o Rollins, Inc.
2170 Piedmont Road NE
Atlanta, GA 30324
Attention: Eddie Northen, Chief Financial Officer and Treasurer
Facsimile: (404) 888-2731
Email: enorthen@rollins.com

With a copy to:

Barnes & Thornburg LLP
3475 Piedmont Road, Suite 1700
Atlanta, GA 30305
Attention: Stuart Johnson
Facsimile: 404-264-4033
Email: stuart.johnson@btlaw.com

10.6        Entire Understanding; No Third Party Beneficiaries. This Agreement, including all representations and warranties, exhibits, schedules and annexes thereto, and the Transaction Documents, represent the entire understanding of the parties hereto and thereto with respect to the subject matter thereof, and this Agreement supersedes any and all other oral or written agreements heretofore made. Nothing in this Agreement, expressed or implied, is intended to confer upon any Person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

10.7        Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable. In all such cases, the parties shall use their reasonable best efforts to substitute a valid, legal and enforceable provision which, insofar as practicable, implements the original purposes and intent of this Agreement.

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CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

10.8        Interpretation. When a reference is made in this Agreement to Sections, Exhibits or the Disclosure Schedules, such reference shall be to a Section of, or Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and will not affect the meaning or interpretation and are not part of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Whenever the words “as of the date hereof” are used in this Agreement, they shall be deemed to mean the day and year first above written. Words in the singular shall be held to include the plural and vice versa, case sensitive words shall include the meaning of the defined term unless the context otherwise requires or unless otherwise specified and words of one gender shall be held to include the other gender as the context requires. The terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Exhibits to this Agreement). The word “or” shall not be exclusive. All pronouns and any variations thereof refer to the masculine, feminine or neuter, single or plural, as the context may require. All references to any period of days shall be deemed to be to the relevant number of calendar days unless otherwise specified, and all references to “year” or “years” mean and refer to calendar year(s).

10.9        Assignment; Successors. No party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

10.10       Construction. The parties hereby expressly waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in this Agreement will be construed against the party based on having drafted such agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual agreement, and this Agreement shall not be deemed to have been prepared by any single party.

10.11       Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the obligations of the parties under this Agreement and the Transaction Documents, including Seller’s obligation to sell the Property to Buyer, and Buyer’s obligation to purchase the Property from Seller, shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith, without posting any bond or other undertaking. Such remedies shall, however, be cumulative and not exclusive, and shall be in addition to any other remedies which any party may have under this Agreement or otherwise. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and/or other equitable relief on the basis that any other party has an adequate remedy at Law or that any award of specific performance is not an appropriate remedy for any reason at Law or in equity and each party hereto waives any defenses in any actions for specific performance, including the defense that money damages would be adequate. Any party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with such order or injunction. Notwithstanding anything to the contrary in this Agreement, each party’s right to specific performance, whether set forth herein at law or equity, shall be conditioned on the closing of the transactions contemplated under the Transaction Documents (other than this Agreement).

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CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

Article XI
Definitions

The following terms have the meanings specified or referred to in this Article XI:

“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

“Affiliate” of a Person means any other Person who has any familial relationship with, or that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble.

“APA” or “Asset Purchase Agreement” means the Asset Purchase Agreement entered into as of even date hereof by and between King Distribution, GeoTech, and Seller (as the “Member” under the APA).

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in the city of San Francisco, California are authorized or required by Law to be closed for business.

“Buyer” has the meaning set forth in the preamble.

“Buyer Charter Documents” means the certificate of incorporation and bylaws (or equivalent documents) of the Buyer, each as amended to date.

“Buyer Indemnified Parties” has the meaning set forth in Section 8.1(a).

“Buyer Indemnifying Party” has the meaning set forth in Section 8.1(b).

“Closing” has the meaning set forth in Section 1.2.

“Closing Date” has the meaning set forth in Section 1.2.

“Code” means the United States Internal Revenue Code of 1986, as amended.

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CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

“Company” has the meaning set forth in the preamble.

“Damages” means any actual damage, loss, assessment, levy, fine, charge, claim, direct liability, demand, payment, judgment, settlement, penalty, cost or expense.

“Discharge” or “Discharged” means any manner of spilling, leaking, dumping, discharging, releasing or emitting, as any of such terms may further be defined in any Environmental Law, into any medium including, without limitation, ground water, surface water, soil or air.

“Dollars or $” means the lawful currency of the United States.

“Effective Date” has the meaning set forth in the Preamble.

“Effective Time” has the meaning set forth in Section 1.2.

“Encumbrance” means any priority, lien, pledge, hypothecation, claim, charge, mortgage, security interest, encumbrance, prior assignment, option, right of first refusal, preemptive right, community property interest or restriction of any nature whatsoever (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

“Environmental Laws” means all federal, state, regional or local statutes, laws, rules, regulations, codes, orders, plans, injunctions, decrees, rulings, and changes or ordinances or judicial or administrative interpretations thereof, or similar laws of foreign jurisdictions where the Seller conduct business, currently in existence any of which govern or relate to pollution, protection of the environment, public health and safety as each relates to exposure to Hazardous Substances, air emissions, water discharges, hazardous or toxic substances, solid or hazardous waste or occupational health and safety, as any of these terms are or may be defined in such statutes, laws, rules, regulations, codes, orders, plans, injunctions, decrees, rulings and changes or ordinances, or judicial or administrative interpretations thereof, including, without limitation: the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq. (collectively, “CERCLA”); the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq. (collectively, “RCRA”); the Hazardous Materials Transportation Act, as amended, 49 U.S.C. § 5101 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq. (“EPCRA”); the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq.; the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et seq. (“OSHA”); and the Federal Insecticide, Fungicide, and Rodenticide Act, as amended, 7 U.S.C. §§ 136-136y (“FIFRA”).

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CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

“Fraud” means, with respect to a party, its actual and intentional fraud with respect to the making of any of the representations and warranties made in Article III and Article IV (as applicable); provided, however, that such actual and intentional fraud shall only be deemed to have been committed by a party if: any of the persons included in the definition of Seller’s Knowledge (in the case of the Seller) had actual knowledge (as opposed to imputed or constructive knowledge, which shall not be considered) that the subject representation or warranty (as qualified by the Schedules hereto) was false when made.  The parties expressly agree that claims of fraud or misrepresentation with respect to any matter other than the representations and warranties set forth in this Agreement are excluded from the remedies available to either party with respect to this Agreement or the Transaction, to the fullest extent permitted by Law.

“GeoTech” has the meaning set forth in the preamble.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

“Hazardous Substances” shall be construed broadly to include any toxic or hazardous substance, material, or waste, and any other contaminant, pollutant or constituent thereof, whether liquid, solid, semi-solid, sludge and/or gaseous, including without limitation, chemicals, compounds, by-products, pesticides, asbestos containing materials, petroleum or petroleum products, and polychlorinated biphenyls, the presence of which requires investigation or remediation under any Environmental Laws or which are regulated, listed or controlled by, under or pursuant to any Environmental Laws, including, without limitation, RCRA, CERCLA, the Hazardous Materials Transportation Act, the Toxic Substances Control Act, the Clean Air Act, the Clean Water Act, FIFRA, EPCRA and OSHA, or any similar state or other statute, or regulations implementing such statutes, laws, ordinances, codes, rules, regulations, orders, rulings, or decrees, or which has been or shall be determined or interpreted at any time by any Governmental Authority to be a hazardous or toxic substance regulated under any other statute, law, regulation, code, rule order, or decree.

“Indebtedness” means, without duplication, as of the Effective Time, (a) all obligations of the Seller for borrowed money, (b) other indebtedness of the Seller evidenced by notes, bonds, debentures or other debt instruments, (c) indebtedness of the types described in clauses (a) and (b) guaranteed, directly or indirectly, in any manner by the Seller through an agreement to supply funds to, or in any other manner, invest in, the debtor, or to purchase indebtedness, primarily for the purpose of enabling the debtor to make payment of the indebtedness or to insure the owners of indebtedness against loss, (d) indebtedness for the deferred purchase price of property or services with respect to which the Seller is liable, other than ordinary course trade payables, (e) all payment obligations under any interest rate swap agreements or interest rate hedge agreements to which the Seller is party, (f) any interest owed with respect to the indebtedness referred to above and prepayment premiums or fees which would be payable if such indebtedness were paid in full at Closing, (g) only to the extent drawn as of the Effective Time, any letters of credit, surety bonds, bids, performance bonds or similar obligations, (h) all accrued but unpaid severance obligations of the Seller, and (i) debt or obligations related to the purchase, redemption or retirement of stock of the Seller.

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CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

“Indemnified Party” has the meaning set forth in Section 8.1(d).

“Indemnifying Party” has the meaning set forth in Section 8.1(d).

“Knowledge,” “Know” and “Known” and similar phrases with respect to any Person (other than the Company) shall mean actual knowledge of such Person of the particular fact, including after reasonable inquiry of (i) employees of such Person who are reasonably likely to have knowledge of the particular fact and (ii) such Person’s files and records that are reasonably likely to contain information relating to such particular fact. With regard to the Seller, this shall mean the actual knowledge of any of [****], [****], [****], and [****], or any member of General Partner of the Seller, or the board of directors of the Company. With regard to Buyer, this shall mean the actual knowledge of any of [****], [****], [****], or [****].

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

“Leases” has the meaning set forth in Section 1.1(c).

“Material Adverse Effect” means any event, occurrence, fact, condition or change that is, individually or in the aggregate, materially adverse to (a) the business, results of operations, condition (financial or otherwise) or assets of the Seller, taken as a whole, or (b) the ability of Seller to consummate the Transaction on a timely basis; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (a) changes in conditions in the U.S. or global economy, capital or financial markets generally, including changes in interest or exchange rates, (b) changes in general legal, tax, regulatory, political or business conditions that, in each case, generally affect the geographic regions or industries in which the Seller conduct their business, (c) changes or proposed changes in GAAP, (d) the negotiation, execution, announcement or performance of this Agreement or the Transaction, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, distributors, landlords, tenants, lenders, investors or employees, (e) acts of war, armed hostilities, sabotage or terrorism, or any escalation or worsening of any such acts of war, armed hostilities, sabotage or terrorism threatened or underway as of the date of this Agreement, (f) earthquakes, hurricanes or other natural disasters, (g) any action taken by the Seller at the request or with the consent of Buyer, (h) any matters expressly set forth in the Company Disclosure Schedule as of the date of this Agreement, or (i) any matter adversely affecting Buyer or Buyer’s ability to consummate the Transaction on a timely basis.

“Notices” has the meaning set forth in Section 3.11(b).

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CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

“Permits” means all consents, permits, licenses, grant, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained from any federal, provincial, territorial, county or local governmental entity or any other Governmental Authority with respect to Seller’s ownership of the Property.

“Permitted Encumbrances” shall (A) mean (i) Encumbrances for Taxes that are not yet due and payable or that are being contested in good faith, (ii) existing Leases, (iii) those title exceptions set forth in Schedule B of the Title Report approved or waived by Buyer, (iv) documents or agreements contemplated by the terms of this Agreement, (v) matters arising from acts of or at the direction of Buyer, its consultants or any of their respective agents, representatives or employees, and (vi) matters shown or reflected on the Surveys approved or waived by Buyer; and (B) have the meaning otherwise set forth in this Agreement.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Prevailing Party” has the meaning set forth in 10.3(d).

“Proceedings” has the meaning set forth in Section 3.11(b).

“Purchase Price” has the meaning set forth in Section 1.3.

“Seller” has the meaning set forth in the preamble.

“Seller Indemnified Parties” has the meaning set forth in Section 8.1(b).

“Seller Indemnifying Parties” has the meaning set forth in Section 8.1(a).

“Seller’s Disclosure Schedule” has the meaning set forth in Article III.

“Taxes” means all (a) taxes, charges, assessments, withholdings, fees, levies, premiums, imposts, duties, governmental contributions or other charges of any kind whatsoever, whether direct or indirect, imposed by any Governmental Authority including, without limitation, those levied on, measured by or referred to as income, net income, gross income, receipts, capital, windfall profit, severance, property (real or intangible or personal), production, sales, provincial sales, retail sales, harmonized sales, value-added, goods and services, use, business occupation, license, excise, registration, franchise, employment, payroll (including social security contributions, employment insurance, health taxes, and other government pension plan contributions), deductions at source, workers’ compensation, withholding, alternative or add-on minimum, intangibles, ad valorem, transfer, gains, stamp, customs, duties, estimated, transaction, title, capital, paid-up capital, profits, premium, recording, inventory and merchandise, business privilege, federal highway use, commercial rent or environmental tax, and any liability under unclaimed property, escheat, or similar Laws), (b) interest, penalties, fines, additions to tax or additional amounts imposed by any Governmental Authority in connection with (i) any item described in clause (a) or (ii) the failure to comply with any requirement imposed with respect to any Tax Return, and (iii) liability in respect of any items described in clause (a) and/or (b) payable by reason of contract, assumption, transferee, successor or similar liability, operation of law (including pursuant to Treasury Regulations Section 1.1502-6 (or any predecessor or successor thereof or any analogous or similar state, local, or foreign Law)) or otherwise.

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CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

“Tax Return” means any report, return, declaration, designation, election, undertaking, wavier, notice, filing, information return, statement, form certificate or any other document or materials relating to Taxes, including any related or supporting information with respect to any such documents or materials, filed or to be filed with any Governmental Authority in connection with the determination, assessment, collection or administration of Taxes (including TD F90-22.1), including, without limitation, any schedule or attachment thereto or amendment thereof, and estimated returns and reports of every kind with respect to Taxes.

“Transaction” has the meaning set forth in the recitals.

“Transaction Documents” means this Agreement, the SPA, the APA, and Transition Services Agreement (defined in Section 7.2 of the SPA).

“Waste” shall be construed broadly to include agricultural wastes, biomedical wastes, biological wastes, bulky wastes, construction and demolition debris, garbage, household wastes, industrial solid wastes, liquid wastes, recyclable materials, sludge solid wastes, special wastes, used oils, white goods, and yard trash as those are defined under any other statute, law, regulation, order, code, rule or decree.

[SIGNATURE PAGES FOLLOW]

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CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

RCI - KING, INC.,
a Delaware corporation

By: /s/ Jerry Gahlhoff, Jr.
Jerry Gahlhoff, Jr.
Its: Chief Executive Officer,
Chief Operating Officer,
and Chairman

SIGNATURE PAGE TO REAL ESTATE PURCHASE AGREEMENT

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

CLARKSONS CALIFORNIA PROPERTIES, A CALIFORNIA LIMITED PARTNERSHIP

By:	Clarkson’s Properties, LLC,
a California limited liability company,
Its:	General Partner

By: [****]
Name: [****]
Title: [****]

SIGNATURE PAGE TO REAL ESTATE PURCHASE AGREEMENT